UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2012

THESTREET, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-25779 (Commission File Number)	06-1515824 (IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR
NEW YORK, NEW YORK 10005
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (212) 321-5000

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities.

On March 27, 2012, TheStreet, Inc. (the "Company") implemented a targeted reduction in force and committed to terminate use of certain vendor services and assets reflecting previously capitalized costs.  The actions were taken after a review of the Company’s cost structure with the goal of better aligning the cost structure with the Company’s revenue base.  The Company presently estimates that in connection with these actions, it will incur approximately $1.6 million to $1.9 million of costs in the aggregate, including approximately $0.8 million to $0.9 million of employee severance expenses and approximately $0.8 million to $1.0 million of costs associated with the termination of use of certain vendor services and assets reflecting previously capitalized costs.  The Company presently estimates these costs in the aggregate will result in approximately $0.9 million to $1.0 million of future cash expenditures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET, INC. (Registrant)

Date: March 30, 2012
By: /s/ Gregory Barton
Gregory Barton
Executive Vice President, Business
and Legal Affairs, General Counsel
& Secretary